UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2016

THE GYMBOREE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21250	94-2615258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Howard Street, San Francisco, CA
94105

(Address of Principal Executive Office, Including Zip Code)

(415) 278-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amendment to ABL Credit Agreement

On April 22, 2016, The Gymboree Corporation (the “Company”), together with Giraffe Intermediate B, Inc. and certain subsidiaries of the Company, entered into a second amendment (the “Second Amendment”) to the Amended and Restated Credit Agreement dated as of March 30, 2012 (as amended by the First Amendment to the Amended and Restated Credit Agreement, dated as of September 24, 2015, the “Existing ABL Credit Agreement” and, as amended by the Second Amendment, the “Amended ABL Credit Agreement”) with Bank of America, N.A., as the administrative agent and collateral agent thereunder, the lenders party thereto and Pathlight Capital LLC as ABL term loan agent (the “ABL Term Loan Agent”). The Amended ABL Credit Agreement provides for a senior secured term loan (the “ABL Term Loan”) of $50.0 million, subject to a borrowing base. Capitalized terms used below that are not defined herein are used as defined in the Amended ABL Credit Agreement.

General

Pursuant to the Second Amendment, among other things, the Existing ABL Credit Agreement has been amended as follows:

(i) The proceeds of the ABL Term Loan, which was funded on April 22, 2016, may be used to finance the acquisition of working capital assets, including the purchase of inventory and equipment, in each case in the ordinary course of business, to finance capital expenditures, to finance permitted acquisitions and for general corporate purposes, including the repurchase of the Company’s 9.125% notes due December 2018. The proceeds of the ABL Term Loan may not be used to pay dividends or to repurchase the Company’s common stock.

(ii) The ABL Term Loan will bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a 90 day LIBOR contract rate for deposits in U.S. dollars, as determined by the ABL Term Loan Agent monthly on the first day of each calendar month, plus 10.25% per annum, or, in certain circumstances, at the prime rate, plus 9.25% per annum.

(iii) The maturity date for the ABL Term Loan is the earlier of (i) the date that is 60 days prior to the earliest scheduled final maturity date of any tranche under the Term Loan Facility (or any Permitted Refinancing thereof) or the Senior Notes (or any Permitted Refinancing thereof) (unless such tranches are cumulatively equal to or less than $25.0 million in the aggregate), and (ii) September 24, 2020. The Term Loan Facility is scheduled to mature in February 2018 and the Senior Notes are scheduled to mature in December 2018.

(iv) The covenants set forth in the Existing ABL Credit Agreement were amended to include a new availability covenant, whereby so long as any amount of the ABL Term Loan remains outstanding, the Company and its restricted subsidiaries must maintain, at all times, (i) Combined Availability (or, an amount equal to (a) the ABL Term Loan borrowing base minus the sum of (b) the aggregate principal amount outstanding under the Amended ABL Credit Agreement (including the ABL Term Loan, revolving line of credit borrowings and letter of credit utilization)) in excess of the greater of (x) $17.5 million and (y) 10% of the ABL Term Loan borrowing base; and (ii) Availability (or, an amount equal to the lesser of (A) (I) the revolving credit ceiling (which as of the date hereof is $225.0 million) minus (II) the aggregate principal amount outstanding under the revolving line of credit and letter of credit utilization and (B) (I) the revolving line of credit borrowing base minus (II) the aggregate principal amount outstanding under the revolving line of credit and letter of credit utilization) in excess of the greater of (x) $17.5 million and (y) 10% of the lesser of (A) the applicable revolving line of credit borrowing base and (B) the revolving credit ceiling. So long as any amount of the ABL Term Loan remains outstanding, the Company’s minimum consolidated fixed charge coverage ratio is not tested under the Amended ABL Credit Agreement. Otherwise, all other material affirmative and negative covenants and events of default under the Existing ABL Credit Agreement remain substantially unchanged. In addition, the restrictions on amendments to the Amended ABL Credit Agreement were amended to provide the ABL Term Loan Agent and the ABL Term Loan Lenders certain consent rights relating to, among other terms and provisions, the borrowing bases, Availability and certain negative covenants.

The Revolving Credit Lenders under the Existing ABL Credit Agreement will remain as Revolving Credit Lenders under the Amended ABL Credit Agreement. The Revolving Commitments under the Amended ABL Credit Agreement will remain subject to the same pricing as under the Existing ABL Credit Agreement.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Second Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, as well as the complete text of the ABL Credit Agreement, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2012.

Item 2.02 Results of Operations and Financial Condition.

On April 26, 2016, the Company issued an earnings release announcing its financial results for the fourth fiscal quarter and the fiscal year ended January 31, 2016. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On April 26, 2016, the Company announced that it has commenced a cash tender offer for the maximum aggregate principal amount of its outstanding 9.125% Senior Unsecured Notes due 2018 (the “Notes”) that can be purchased for $40.0 million (excluding accrued interest on the Notes, which will also be paid) (the “Tender Offer”). The Tender Offer is scheduled to expire at 11:59 p.m., New York City time, on May 23, 2016, unless extended by the Company in its sole discretion. The consummation of the Tender Offer is not conditioned upon any minimum amount of Notes being tendered but is conditioned upon the satisfaction or waiver of the conditions set forth in an Offer to Purchase and related Letter of Transmittal, each dated April 26, 2016, which are being sent to holders of the Notes.

A copy of the press release announcing the Tender Offer is furnished as Exhibit 99.2 to this Report and is incorporated herein by reference. The information contained in this report on Form 8-K does not constitute an offer to purchase, the solicitation of an offer to purchase or a solicitation of tenders or consents with respect to the Notes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

No.	Description

10.1	Second Amendment to Amended and Restated Credit Agreement, dated April 22, 2016, among The Gymboree Corporation, Giraffe Intermediate B, Inc., the other Borrowers party thereto, the other Facility Guarantors party thereto, the Lenders party thereto, Bank of America N.A., as administrative and collateral agent, and Pathlight Capital LLC, as ABL term loan agent.

99.1	Earnings release of The Gymboree Corporation dated April 26, 2016.

99.2	Press release of The Gymboree Corporation dated April 26, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GYMBOREE CORPORATION

Date: April 26, 2016	By:	/s/ ANDREW NORTH
		Name:	Andrew North
		Title:	Chief Financial Officer

EXHIBIT INDEX

No.	Description

10.1	Second Amendment to Amended and Restated Credit Agreement, dated April 22, 2016, among The Gymboree Corporation, Giraffe Intermediate B, Inc., the other Borrowers party thereto, the other Facility Guarantors party thereto, the Lenders party thereto, Bank of America N.A., as administrative and collateral agent, and Pathlight Capital LLC, as ABL term loan agent.

99.1	Earnings release of The Gymboree Corporation dated April 26, 2016.

99.2	Press release of The Gymboree Corporation dated April 26, 2016.